                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               CAROLINA POWER & LIGHT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                             MERRILL CORP.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

  [LOGO]

Carolina Power & Light Company
PO Box 1551
Raleigh NC 27602

March 30, 1998

Dear Shareholder:

    It is a pleasure to invite you to attend the 1998 Annual Meeting of the Shareholders of Carolina Power & Light Company. The meeting will be held at 10 o'clock a.m. on May 13, 1998, in the Heritage Ballroom at the Grove Park Inn Resort, 290 Macon Avenue in Asheville, North Carolina.

    As described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the only matter scheduled to be acted upon at the meeting is the election of directors.

    Regardless of the size of your holdings, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. Returning the signed card will ensure that your vote is counted at the annual meeting if you do not attend in person. If you attend the meeting and wish to vote in person, the ballot you submit will supersede your proxy card.

    I am delighted that you have chosen to invest in Carolina Power & Light Company and look forward to seeing you at the meeting. On behalf of the management and directors of Carolina Power & Light Company, thank you for your continued support and confidence in 1998.

Sincerely,

/s/ Sherwood H. Smith, Jr.

Sherwood H. Smith, Jr.
Chairman of the Board

                         VOTING YOUR PROXY IS IMPORTANT

    Your vote is important. Please SIGN, DATE and RETURN the enclosed proxy card promptly so that as many shares as possible will be represented at the Annual Meeting.

    A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                         CAROLINA POWER & LIGHT COMPANY
                            411 FAYETTEVILLE STREET
                         RALEIGH, NORTH CAROLINA 27601

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1998

    The Annual Meeting of the Shareholders of Carolina Power & Light Company will be held at 10 o'clock a.m. on May 13, 1998, in the Heritage Ballroom at the Grove Park Inn Resort, 290 Macon Avenue, Asheville, North Carolina. The meeting will be held in order to:

    (1) Elect (i) one Class II director of the Company to serve a two-year term and (ii) three Class III directors of the Company to serve for three-year terms; and

    (2) Transact any other business properly brought before the meeting.

    All shareholders of $5 Preferred Stock, Serial Preferred Stock and Common Stock of record at the close of business on March 6, 1998, will be entitled to vote. The stock transfer books will remain open.

                                          By order of the Board of Directors.

                                          WILLIAM D. JOHNSON
                                          Vice President and Corporate Secretary

Raleigh, North Carolina
March 30, 1998

                         CAROLINA POWER & LIGHT COMPANY
                            411 FAYETTEVILLE STREET
                         RALEIGH, NORTH CAROLINA 27601

                            ------------------------

                                PROXY STATEMENT

                                    GENERAL

    This Proxy Statement is furnished in connection with the Board of Directors' of Carolina Power & Light Company (Company) solicitation of proxies to be used at the Annual Meeting of Shareholders. That meeting will be held at 10 o'clock a.m. on May 13, 1998, in the Heritage Ballroom at the Grove Park Inn Resort, 290 Macon Avenue, Asheville, North Carolina. (For directions to the meeting location, please see map included at the end of the Proxy Statement.) The Proxy Statement and form of proxy were first sent to shareholders on or about March 30, 1998.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, ARE AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE, TO THE PERSONS WHOSE PROXIES ARE SOLICITED. ANY EXHIBIT TO FORM 10-K IS ALSO AVAILABLE UPON WRITTEN REQUEST AT A REASONABLE CHARGE FOR COPYING AND MAILING. WRITTEN REQUESTS SHOULD BE MADE TO MR. MARK F. MULHERN, VICE PRESIDENT AND TREASURER, CAROLINA POWER & LIGHT COMPANY, P. O. BOX 1551, RALEIGH, NORTH CAROLINA 27602.

                                    PROXIES

    The accompanying proxy is solicited by the Board of Directors of the Company and the entire cost of solicitation will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited by telephone, telegraph, or personally by officers and employees of the Company, who will not be specially compensated for such services.

    Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. A shareholder may revoke his proxy at any time before it is exercised by filing written notice of revocation or by filing a later valid proxy with the Secretary of the Company. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Proxies that do not contain specifications will be voted for the election of Directors as set forth in this Proxy Statement, and, in the discretion of the named proxies, upon any other business properly brought before the meeting.

                               VOTING SECURITIES

    The Directors of the Company have fixed March 6, 1998, as the record date for shareholders entitled to vote at the Annual Meeting. Only holders of the Company's $5 Preferred Stock, Serial Preferred Stock and Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Holders of $5 Preferred Stock, Serial Preferred Stock and Common Stock will vote together without regard to class, and each share is entitled to one vote. As of March 6, 1998, there were outstanding 237,259 shares of $5 Preferred Stock, 350,000 shares of Serial Preferred Stock, and 151,340,394 shares of Common Stock.

    Pursuant to the provisions of the North Carolina Business Corporation Act, Directors will be elected by a plurality of the votes cast. Withheld votes or shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast. Approvals of other matters to be presented at the Annual Meeting, if any, generally will require the affirmative vote of a majority of the shares voted on such matters. Abstentions from voting and broker non-votes will not have the effect of a "negative" vote with respect to any such matters.

                             ELECTION OF DIRECTORS

    Based on the report of the Nominating Committee (see page 8), the Board of Directors nominates for election the four nominees listed below. The nominee to serve as a Director in Class II for a term expiring in 2000 and until his successor is elected and qualified is: Walter Y. Elisha. The Board of Directors elected Mr. Elisha as a Director in Class II at its meeting held on December 10, 1997. The nominees to serve as Directors in Class III for terms expiring in 2001 and until their respective successors are elected and qualified are: William Cavanaugh III, Charles W. Coker and Estell C. Lee.

    There are no family relationships among any of the nominees for Director or among any nominee and any Director or officer of the Company, or its subsidiaries, nor is there any arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

    Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where specifications are not made, the shares represented by the accompanying proxy will be voted for the election of the four nominees. Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed above unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed above will not be available for election as a Director.

    The names of the four nominees for election to the Board of Directors and of the other Directors, along with their ages, principal occupations or employment for the past five years, and current directorships are set forth below. Information concerning the number of shares of the Company's Common Stock beneficially owned, directly or indirectly, by all current Directors appears on pages 5 and 6 of this Proxy Statement.

                        NOMINEE FOR ELECTION -- CLASS II
                            (Term Expiring in 2000)

    WALTER Y. ELISHA, age 65, is Chairman of the Board of Directors of Springs Industries, Inc., a textile manufacturing firm. He served as Chairman, President and Chief Executive Officer of Springs Industries, Inc. from 1983 through 1996. He has served as a Director of the Company since December 10, 1997 and also serves as a director of AT&T and Cummins Engine.

                       NOMINEES FOR ELECTION -- CLASS III
                            (Terms Expiring in 2001)

    WILLIAM CAVANAUGH III, age 59, is President and Chief Executive Officer of the Company (since October 1996). He previously served as President and Chief Operating Officer of the Company (since September 1992). Prior to September 1992, he served in various executive capacities for Entergy Corporation and its affiliates. He has served as a Director of the Company since 1993, and also serves as a director of Weeks Corporation.

    CHARLES W. COKER, age 64, is Chairman and Chief Executive Officer of Sonoco Products Company, a manufacturer of paperboard and paper and plastics packaging products. He has served as a Director of the Company since 1975 and also serves as a director of NationsBank Corporation, Sara Lee Corporation and Springs Industries, Inc.

    ESTELL C. LEE, age 62, is President of The Lee Company, a building supplies company. Previously, she was Secretary of the North Carolina Department of Economic and Community Development and President of Seacor, Inc. She has served as a Director of the Company since 1988.

                   DIRECTORS CONTINUING IN OFFICE -- CLASS I
                            (Terms Expiring in 1999)

    LESLIE M. BAKER, JR., age 55, is President and Chief Executive Officer of Wachovia Corporation, an interstate bank holding company (since January 1994). He previously served as President and Chief Operating Officer of Wachovia Corporation (from February 1993 to December 1993) and as President and Chief Executive Officer of Wachovia Bank of North Carolina, N.A., a subsidiary of Wachovia Corporation (from January 1990 to May 1993). He also served in various executive capacities for other subsidiaries of Wachovia Corporation. He has served as a Director of the Company since 1995.

    WILLIAM O. MCCOY, age 64, is Vice President-Finance of the University of North Carolina (since 1994). He previously served as Vice Chairman of the Board of BellSouth Corporation (1984-1994) and President and Chief Executive Officer of BellSouth Enterprises (1986-1994). He has served as a Director of the Company since 1996 and also serves as a director of Fidelity Investments, The Kenan Corporation, Liberty Corporation and Weeks Corporation.

    SHERWOOD H. SMITH, JR., age 63, is Chairman of the Company's Board of Directors (since October 1996). He previously served as Chairman and Chief Executive Officer (since 1992) and as Chairman/President and Chief Executive Officer. He has served as a Director of the Company since 1971 and also serves as a director of Wachovia Corporation, Springs Industries, Inc., and Northern Telecom Limited, and as a Trustee of The Northwestern Mutual Life Insurance Company.

    J. TYLEE WILSON, age 66, is retired Chairman and Chief Executive Officer of RJR Nabisco, Inc. He has served as a Director of the Company since 1987 and also serves as a director of BellSouth Corporation.

                   DIRECTORS CONTINUING IN OFFICE -- CLASS II
                            (Terms Expiring in 2000)

    EDWIN B. BORDEN, age 64, is President of The Borden Manufacturing Company, a textile management services company. He has served as a Director of the Company since 1985 and also serves as a director of Jefferson-Pilot Corporation, Triangle Bancorp, Inc., Ruddick Corporation and Winston Hotels, Inc.

    RICHARD L. DAUGHERTY, age 62, is the Executive Director of NCSU Research Corporation, a development corporation of the Centennial Campus of North Carolina State University. He previously served as Vice President of IBM PC Company, manufacturers and distributors of personal computers worldwide, and also as Senior State Executive for IBM Corporation in North Carolina. Mr. Daugherty retired from IBM in August 1994. He has served as a Director of the Company since 1992.

    ROBERT L. JONES, age 61, is President of Davidson and Jones Corporation, general contractors/ developers and operators of real estate properties. He has served as a Director of the Company since 1990 and also serves as a director of Giant Cement Holding, Inc.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth the only shareholder known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company as of December 31, 1997. The Company does not know of any shareholder that owned more than 5% of any other class of the Company's voting securities as of December 31, 1997.

--------------------------------------------------------------------------------------------
                                                                  NUMBER OF
                                                                   SHARES
                                  NAME AND ADDRESS OF           BENEFICIALLY    PERCENTAGE
     TITLE OF CLASS                 BENEFICIAL OWNER                OWNED        OF CLASS

--------------------------------------------------------------------------------------------
Common Stock              Wachovia Bank of North Carolina, N.A.   8,098,921(1)         5.3%
                          Post Office Box 3099
                          Winston-Salem, NC 27102
--------------------------------------------------------------------------------------------

    (1)Consists of shares of Common Stock held in fiduciary capacity as Trustee of the Company's Stock Purchase-Savings Plan. Wachovia Bank of North Carolina, N.A. has sole voting power with respect to 494,953 shares, shared voting power with respect to 7,571,776 shares, sole dispositive power with respect to 430,918 shares and shared dispositive power with respect to 120,608 shares.

                      MANAGEMENT OWNERSHIP OF COMMON STOCK

    The following table describes the beneficial ownership of the Common Stock of the Company and ownership of Common Stock units as of December 31, 1997, of
(i) all current Directors and nominees for Director, (ii) each executive officer of the Company named in the Summary Compensation Table presented later in this document and (iii) all Directors and executive officers as a group. A unit of Common Stock does not represent an equity interest in the Company and possesses no voting rights, but is equal in value at all times to a share of Common Stock. As of December 31, 1997, none of the individuals or group in the above categories owned one percent (1%) or more of any class of the Company's voting securities.

-------------------------------------------------------------------

                                       NUMBER OF SHARES OF COMMON
                                                  STOCK
                                        BENEFICIALLY OWNED(1) AND
                                           UNITS REPRESENTING
                NAME                  SHARES OF COMMON STOCK(2,3,4)
-------------------------------------------------------------------
Leslie M. Baker, Jr.                  1,000            Common Stock
                                      2,540(2)         Units
Edwin B. Borden                       4,329            Common Stock
                                      12,016(2)        Units
Felton J. Capel                       1,000            Common Stock
                                      10,802(2)        Units
William Cavanaugh III                 13,178(7)        Common Stock
                                      50,704(3,4,5,6)  Units
Charles W. Coker                      3,448(8)         Common Stock
                                      13,488(2)        Units
Richard L. Daugherty                  813              Common Stock
                                      6,590(2)         Units
James M. Davis, Jr.                   18,210           Common Stock
                                      10,316(3,4,5,6)  Units
Walter Y. Elisha                      1,000            Common Stock
                                        0              Units
Cecil L. Goodnight                    7,863(9)         Common Stock
                                      4,496(3,4,5)     Units
Glenn E. Harder                       1,151            Common Stock
                                      6,546(3,4,5)     Units
Robert L. Jones                       2,000            Common Stock
                                      9,790(2)         Units
Estell C. Lee                         4,484(10)        Common Stock
                                      12,201(2)        Units
William O. McCoy                      1,170            Common Stock
                                      359(2)           Units
William S. Orser                      4,582            Common Stock
                                      15,443(3,4,5)    Units
Sherwood H. Smith, Jr.                34,040(11)       Common Stock
                                      110,374(3,5,6)   Units
J. Tylee Wilson                       5,000            Common Stock
                                      762(2)           Units
Shares of Common Stock beneficially
  owned by all directors and
  executive officers of the Company
  as a group (20 persons)             110,396          Common Stock

    (1)Unless otherwise noted, all shares of Common Stock set forth in the table are beneficially owned, directly or indirectly, with sole voting and investment power, by such shareholder.

    (2)Consists of units representing Common Stock of the Company under the Directors' Deferred Compensation Plan (see "Directors' Compensation" on page 9).

    (3)Consists of performance units under the Long-Term Compensation Program.

    (4)Consists of performance shares awarded under the Performance Share Sub-Plan of the 1997 Equity Incentive Plan (see "Long-Term Incentive Plan Awards Table" on page 13 and footnote 1 thereunder for performance shares awarded in
1997).

    (5)Consists of replacement units to replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made but for the deferral of salary under the Deferred Compensation Plan for Key Management Employees and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended (see "Summary Compensation Table" on page 11 and footnote 4 thereunder).

    (6)Consists of performance units recorded to reflect awards deferred under the Management Incentive Compensation Plan.

    (7)Includes 241 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (8)Includes 3,248 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (9)Includes 16 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (10)Includes 160 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (11)Does not include 900 shares owned by members of immediate family to which beneficial ownership has been disclaimed.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Mr. Robert B. McGehee, who was elected as a Senior Vice President of the Company on May 20, 1997, inadvertently did not timely report one transaction. The transaction involved the acquisition of performance shares awarded to Mr. McGehee under the Company's Performance Share Sub-Plan of the 1997 Equity Incentive Plan. The performance shares were awarded to Mr. McGehee on the date he was elected an officer of the Company, but the applicability of Section 16 to the award was not recognized at the time his Form 3 was filed. When the reporting omission was brought to Mr. McGehee's attention, he immediately reported the transaction on an amended Form 3, which was filed on July 23, 1997.

                               BOARD OF DIRECTORS

    The Board of Directors is currently comprised of twelve members. The Board of Directors met five times in 1997. Average attendance of the Directors at the meetings of the Board and its Committees held during 1997 was 93%. Because of unavoidable conflicts, Mr. Baker attended fewer than 75% of the aggregate number of meetings of the Board and of the Board Committees on which he served.

    The Board of Directors appoints from its members an Executive Committee, a Committee on Audit and Corporate Performance, a Committee on Finance, a Committee on Operations and Development, a Committee on Organization and Compensation, and a Nominating Committee. At its May 7, 1997 meeting, the Board restructured and renamed several of its standing Committees. (The Committee on Audit, Finance and Corporate Performance, which held one meeting in 1997, was divided into two (2) separate Committees--the Committee on Audit and Corporate Performance and the Committee on Finance. The Committee on Personnel, Executive Development and Compensation, which held five meetings in 1997, was replaced by the Committee on Organization and Compensation.) The membership and functions of the standing Board Committees, as of December 31, 1997, are discussed below.

                              EXECUTIVE COMMITTEE

    The Executive Committee is presently composed of one Officer/Director and four Directors-- Messrs. Sherwood H. Smith, Jr., Chairman, William Cavanaugh III, Richard L. Daugherty, Robert L. Jones and William O. McCoy. The authority and responsibility of the Executive Committee are provided in the Company's Charter and By-Laws. The Committee held no meetings in 1997.

                               COMMITTEE ON AUDIT
                           AND CORPORATE PERFORMANCE

    The Committee on Audit and Corporate Performance is presently composed of six non-employee Directors--Mr. Leslie M. Baker, Jr., Chairman, Ms. Estell C. Lee and Messrs. Felton J. Capel, Richard L. Daugherty, Walter Y. Elisha and Sherwood H. Smith, Jr. The work of this Committee includes reviewing the annual financial results of the Company and monitoring the activities of the independent auditors and the internal audit department. The Committee also reviews corporate goals established by the Company and the Company's progress in achieving these goals. The Committee held two meetings in 1997.

                            COMMITTEE ON OPERATIONS
                                AND DEVELOPMENT

    The Committee on Operations and Development is presently composed of six non-employee Directors--Messrs. Edwin B. Borden, Chairman, Leslie M. Baker, Jr., Felton J. Capel, Walter Y. Elisha, Robert L. Jones and Ms. Estell C. Lee. The Committee examines the Company's projections of the economic development of the Company's service area and the estimates of sales and load growth. The Committee considers recommendations on the locations of generating facilities and types of fuels for these facilities. It also reviews the Company's construction budget and generation plan. The Committee held two meetings in 1997.

                           COMMITTEE ON ORGANIZATION
                                AND COMPENSATION

    The Committee on Organization and Compensation is presently composed of five non-employee Directors--Messrs. Charles W. Coker, Chairman, Edwin B. Borden, Robert L. Jones, William O. McCoy and J. Tylee Wilson. The Committee ascertains that personnel policies and procedures are in keeping with all governmental rules and regulations and are designed to attract and retain competent, talented employees and develop the potential of these employees. The Committee reviews all executive development plans, makes executive compensation decisions and oversees plans for management succession. The Committee held six meetings in 1997.

                              COMMITTEE ON FINANCE

    The Committee on Finance is presently composed of five non-employee Directors--Messrs. J. Tylee Wilson, Chairman, Charles W. Coker, Richard L. Daugherty, William O. McCoy and Sherwood H. Smith, Jr. The Committee reviews and oversees the Company's financial policies and planning, strategic planning and investments and pension funds. The Committee also monitors the Company's risk management activities and reviews the Company's dividend policy and proposed budget. The Committee held three meetings in 1997.

                              NOMINATING COMMITTEE

    The Nominating Committee is presently composed of five non-employee Directors-- Messrs. Sherwood H. Smith, Jr., Chairman, Leslie M. Baker, Jr., Edwin B. Borden, Charles W. Coker, and J. Tylee Wilson. The Committee proposes to the Board annually a slate of nominees for directors to be submitted to the shareholders for election at the Annual Meeting of Shareholders. It is also the responsibility of the Committee to submit nominations for the filling of vacancies on the Board which occur at other times. Shareholder suggestions as to persons suitable for service on the Board sent to the Chairman of the Nominating Committee at the Company's principal office are received and considered by the Nominating Committee. The Committee held no regularly scheduled meetings in 1997, but carried out its responsibilities on an informal basis.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                            DIRECTORS' COMPENSATION

    Directors who are not employees of the Company receive an annual retainer of $26,000, of which $8,000 is automatically deferred under the Directors' Deferred Compensation Plan (see below), and an attendance fee of $1,000 per meeting for regularly scheduled Board meetings. Directors who are not employees of the Company also receive an attendance fee for committee meetings of $1,000 for committee members and $1,200 for committee chairmen except that the attendance fee is $500 and $600 for committee members and committee chairmen, respectively, for a committee meeting held on the day of a regularly scheduled Board meeting or another committee meeting. Directors who are officers do not receive an annual retainer or attendance fees. All Directors are reimbursed for expenses incident to their service as Directors.

    In addition to the $8,000 in annual retainer that is automatically deferred, outside Directors may elect to defer the remainder of their annual retainer and Board attendance fees until after the termination of their service on the Board under the Directors' Deferred Compensation Plan. Any deferred fees are deemed to be invested in a number of Units of Common Stock of the Company, but participating Directors receive no equity interest or voting rights in the Common Stock. The number of Units credited to the account of a participating Director is equal to the dollar amount of the deferred fees divided by the average of the high and low selling prices (i.e., market value) of the Common Stock on the day the deferred fees would otherwise be payable to the participating Director. The number of Units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of Common Stock represented by the Units. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of the Company's Common Stock on the date of payment multiplied by the number of Units credited to the participant's account.

    Directors are also eligible for matching contributions of up to $8,000 under an incentive compensation program. Awards under this program are based upon the achievement of the corporate incentive goals established each year by the Board and used as the basis for a matching contribution of shares of Common Stock for participating employees in the Company's Stock Purchase-Savings Plan. In the event that five of the corporate incentive goals are met, the $8,000 portion of the annual retainer that is automatically deferred pursuant to the Directors' Deferred Compensation Plan will be increased by 50 percent, with an additional 10 percent increase for each corporate incentive goal met in excess of five (up to a maximum matching contribution of 100 percent).

    An unfunded plan for outside Directors who have served on the Board for a minimum period of five years provides retirement compensation to outside Directors in an amount established by the Board (currently $15,000 annually) for life or for the number of years the individual has served on the Board, whichever period expires first. (Effective January 1, 1998, this plan was replaced by the Non-Employee Director Stock Unit Plan. The Stock Unit Plan provides for an annual grant of "stock units" to each non-employee Director who has served on the Board for at least one year and for additional units to be awarded to those Directors if certain incentive goals established by the Board are met. Each unit is equal in value to one share of the Company's Common Stock.)

    All of the Directors participate in a Directors' Educational Contribution Plan. The plan is funded by policies of corporate-owned life insurance on the lives of pairs of Directors, with proceeds payable to the

Company at the death of the second to die in each pair. All costs of the plan are expected to be covered from the life insurance proceeds to be received by the Company. Pursuant to this plan, the Company will make a contribution in the name of each Director to an educational institution or approved educational foundation or fund in North Carolina or South Carolina selected by the Director and approved by the Executive Committee of the Board of Directors. The contribution will be made at the later to occur of the retirement of the Director from the Board of Directors or ten years from the date of adoption of the plan. If a Director has served as a Director for at least five but less than ten years at the time the contribution is to be made, the Company will contribute $250,000 in the name of the Director. If the Director has served for ten or more years, the amount of the contribution will be $500,000. The plan may be terminated at any time in the discretion of the Executive Committee without recourse or obligation to the Company.

    In addition, Mr. Sherwood H. Smith, Jr., former Chief Executive Officer of the Company, retired from the Company on December 31, 1996. In anticipation of his retirement, Mr. Smith entered into a personal services contract with the Company for the period October 1, 1996 through September 30, 1999. Under the terms of the contract, Mr. Smith performs, as a non-employee, the duties of the Chairman of the Company's Board of Directors and of the Executive Committee of said Board. Additionally, Mr. Smith performs certain personal services, subject to the request and general direction of the Company's Chief Executive Officer, related to representing the Company and its subsidiaries in various areas, including industry, governmental, public relations, economic development, and civic matters, and assisting the Company in furthering its business purposes. Pursuant to the agreement, in 1997, the Company paid Mr. Smith $397,200 for the services he rendered and provided perquisites, including office space, secretarial support, business travel expenses, a company network telephone and facsimile equipment, and a mobile telephone, valued at approximately $110,732.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                    -------------------------
                                              ANNUAL COMPENSATION                     AWARDS        PAYOUTS
                                ------------------------------------------------    ----------     ----------
                                                                       OTHER        RESTRICTED
                                                                      ANNUAL          STOCK           LTIP         ALL OTHER
           NAME AND                    SALARY(1)    BONUS(2)       COMPENSATION(3)  AWARD(S)(4)    PAYOUTS(5)     COMPENSATION(6)
      PRINCIPAL POSITION        YEAR      ($)          ($)              ($)            ($)            ($)             ($)
------------------------------------------------------------------------------------------------------------------------------
William Cavanaugh III,           1997   $600,024   $   340,000(7)      $20,108      $ 24,150(8)           N/A     $175,522(9)
 President and Chief Executive   1996    525,000       315,000(10)      7,067         22,030              N/A       79,488
 Officer                         1995    445,000       250,000(11)      7,142         18,421              N/A       68,433

William S. Orser,                1997   $351,237   $   126,000         $5,585       $ 11,844(12)          N/A     $ 56,578(13)
 Executive Vice President and    1996    321,000       125,000          4,620         10,628              N/A       47,750
 Chief Nuclear Officer           1995    306,000       125,000            651          8,493              N/A       41,688

Glenn E. Harder,                 1997   $249,120   $    90,000         $3,462       $  7,383(14)          N/A     $ 31,827(15)
 Executive Vice President and    1996    234,000        90,000          4,248          6,232              N/A       24,699
 Chief Financial Officer         1995    208,990        75,000            701          2,775              N/A       71,950

James M. Davis, Jr.,             1997   $225,008   $    69,000(16)     $9,891       $  5,484(17)   $   63,694     $ 33,709(18)
 Senior Vice President           1996    216,000        70,000(19)      3,815          4,688           63,637       30,240
                                 1995    206,000        66,000          1,004          2,695           29,379(20)   30,976

Cecil L. Goodnight,              1997   $194,037   $    60,000         $2,807       $  1,178(21)          N/A     $ 36,299(22)
 Senior Vice President, Chief    1996    167,000        51,000          5,287          1,047              N/A       32,232
 Administrative Officer          1995    152,655        56,000            450          1,046              N/A       66,646
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

    (1)Consists of base salary prior to (i) employee contributions to the Stock Purchase-Savings Plan and (ii) voluntary deferrals, if any, under the Deferred Compensation Plan for Key Management Employees or the Executive Deferred Compensation Plan. See "Other Benefit Opportunities" on page 20.

    (2)Except as otherwise noted, consists of amounts awarded with respect to performance in the stated year under the Management Incentive Compensation Program. See "Other Annual Compensation Opportunities" on page 17.

    (3)Consists of gross-up payments for certain federal and state income tax obligations.

    (4)Consists of the value of performance units credited to the account of a participant to replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made on behalf of the participant but for the deferral of salary under the Deferred Compensation Plan for Key Management Employees and compensation limitations under Section 415 of the Internal Revenue Code of 1986, as amended ("Replacement Units"). Replacement Units do not represent an equity interest in the Company and the crediting of such Units to a participant's account does not convey any voting rights. However, a Replacement Unit is equal in value at all times to a share of the Company's Common Stock. Additional Replacement Units are credited from time to time to reflect the payment of dividends on the underlying Common Stock. For participants with less than five years of service with the Company, these Replacement Units vest two years from the end of the calendar year in which they are granted. Participants with five or more years of service with the Company are 100% vested in all Replacement Units credited to their accounts. Payment of the value of the Replacement Units will be made in cash and will generally be made at such time as a participant retires or is no longer a full-time employee of the Company. The amount of the payout will equal the market value of a share of the Company's Common Stock on the date of payout multiplied by the number of units credited to the account of the participant. See "Other Benefit Opportunities" on page 20.

    (5)Consists of the value of payouts of awards granted under the Company's Long-Term Compensation Program.

    (6)Amounts reported in this column have been adjusted to include dividends earned in 1997 on awards granted under the Long-Term Compensation Program and the Performance Share Sub-Plan.

    (7)Mr. Cavanaugh has elected to defer receipt of fifty percent of this award until after his date of retirement.

    (8)Consists of 660 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (9)Consists of (i) $41,153 which represents dividends earned in 1997 on performance units awarded under the Long-Term Compensation Program; (ii) $17,502 which represents dividends earned in 1997 on performance shares awarded under the Performance Share Sub-Plan; (iii) $7,602 which represents Company contributions under the Stock Purchase-Savings Plan; and (iv) $109,265 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (10)Mr. Cavanaugh has elected to defer receipt of this award until after his date of retirement.

    (11)Mr. Cavanaugh has elected to defer receipt of twenty-five percent of this award until his date of retirement.

    (12)Consists of 323 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (13)Consists of (i) $16,299 which represents dividends earned in 1997 on performance units awarded under the Long-Term Compensation Program; (ii) $6,865 which represents dividends earned in 1997 on performance shares awarded under the Performance Share Sub-Plan; (iii) $7,602 which represents Company contributions under the Stock Purchase-Savings Plan; and (iv) $25,812 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (14)Consists of 202 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (15)Consists of (i) $4,578 which represents dividends earned in 1997 on performance units awarded under the Long-Term Compensation Program; (ii) $4,862 which represents dividends earned in 1997 on performance shares awarded under the Performance Share Sub-Plan; (iii) $7,610 which represents Company contributions under the Stock Purchase-Savings Plan; and (iv) $14,777 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (16)Mr. Davis has elected to defer receipt of this award until after his date of retirement.

    (17)Consists of 149 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (18)Consists of (i) $7,822 which represents dividends earned in 1997 on performance units awarded under the Long-Term Compensation Program; (ii) $4,376 which represents dividends earned in 1997 on performance shares awarded under the Performance Share Sub-Plan; (iii) $7,602 which represents Company contributions under the Stock Purchase-Savings Plan; and (iv) $13,909 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (19)Mr. Davis has elected to defer receipt of this award until after his date of retirement.

    (20)Revised to correct calculation error.

    (21)Consists of 32 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (22)Consists of (i) $3,055 which represents dividends earned in 1997 on performance units awarded under the Long-Term Compensation Program; (ii) $3,578 which represents dividends earned in 1997 on performance shares awarded under the Performance Share Sub-Plan; (iii) $8,349 which represents Company contributions under the Stock Purchase-Savings Plan; and (iv) $21,317 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                                                                                           NUMBER OF    PERFORMANCE
NAME                                                                                       UNITS(1)     PERIOD ENDS
----------------------------------------------------------------------------------------  -----------  -------------
William Cavanaugh III,
  President and Chief Executive Officer.................................................      12,245          1999
William S. Orser,
  Executive Vice President
  and Chief Nuclear Officer.............................................................       4,803          1999
Glenn E. Harder,
  Executive Vice President
  and Chief Financial Officer...........................................................       3,401          1999
James M. Davis, Jr.,
  Senior Vice President.................................................................       3,061          1999
Cecil L. Goodnight,
  Senior Vice President
  and Chief Administrative Officer......................................................       2,503          1999

    (1)Consists of the number of performance shares awarded in 1997 under the Performance Share Sub-Plan of the 1997 Equity Incentive Plan, based on the closing price of a share of the Company's Common Stock on March 18, 1997, as published in THE WALL STREET JOURNAL. Performance Share awards may range from 20% to 75% of a participant's base salary depending on the participant's position and job value. The number of performance shares awarded are recorded in a separate account for each participant, and are adjusted to reflect dividends, stock splits or other adjustments in the Company's Common Stock. The performance period for an award under the Sub-Plan is the three consecutive year period beginning in the year in which the award is granted. The sole performance measure under the Sub-Plan is Total Shareholder Return ("TSR"), which is defined in the Sub-Plan as the appreciation or depreciation in the value of stock (which is equal to the closing value of the stock on the last trading day of the relevant period minus the closing value of the stock on the last trading day of the preceding year) plus dividends declared during the relevant period divided by the closing value of the stock on the last trading day of the preceding year. Awards under the Sub-Plan vest on January 1 following the end of three-year performance period; provided, however, that to determine each award vested under the Sub-Plan, the TSR of the Company is compared to the TSR of a Peer Group comprised of the twenty-seven major electric utility companies in the eastern United States. The difference between the Company TSR and the Peer Group TSR is used to determine the multiplier that will be used to calculate the number of vested performance shares in each participant's account. (Differences in TSR can range from a low of (2.0%) or less to a high of 5% or more, and correspond to multipliers of 0 to 200%.) The multiplier is applied to the number of performance shares in the participant's performance share account to determine the actual number of vested performance shares in that account. The aggregate value of vested performance shares is equal to the number of vested performance shares in the participant's account multiplied by the closing price of the Company's Common Stock, as published in THE WALL STREET JOURNAL on the last trading day before payment of the award.

    Awards are paid in cash after expiration of the performance period. Payment can be made in either (i) lump sum on or about April 1 of the year immediately following the performance period or (ii) in accordance with an election to defer in 25% increments, made during the first year of the performance period. In the event of death, disability, normal retirement or a change-in-control of the Company, any award granted under the Sub-Plan immediately becomes vested. The aggregate value of the vested award is determined using a multiplier that is based on the difference between the Company TSR and the Peer Group TSR over the portion of the performance period that was completed before the terminating event occurred. See "Long-Term Compensation Opportunities" on page 18.

                               PENSION PLAN TABLE

----------------------------------------------------------------

                          ESTIMATED ANNUAL PENSION AT NORMAL
                                      RETIREMENT
                             (YEARS OF CREDITED SERVICE)
AVERAGE COMPENSATION
----------------------------------------------------------------

                      10 YEARS  15 YEARS   15 1/2 OR MORE YEARS
----------------------------------------------------------------
$190,000              $ 76,000  $114,000       $117,800
 255,000               102,000   153,000        158,100
 320,000               128,000   192,000        198,400
 385,000               154,000   231,000        238,700
 450,000               180,000   270,000        279,000
 515,000               206,000   309,000        319,300
 555,000               222,000   333,000        344,100
 595,000               238,000   357,000        368,900
 635,000               254,000   381,000        393,700
 675,000               270,000   405,000        418,500
 715,000               286,000   429,000        443,300
 760,000               304,000   456,000        471,200
 795,000               318,000   477,000        492,900
 840,000               336,000   504,000        520,800

--------------------------------------------------------------------------------

    The above table demonstrates senior executive pension benefits payable upon normal retirement under the Supplemental Retirement Plan and Supplemental Executive Retirement Plan at age 65 as a function of average annual income and years of service. Covered compensation under these plans consists only of the amounts in the Salary and Bonus columns of the Summary Compensation Table. Pursuant to the Supplemental Retirement Plan, a defined benefit plan, benefits are partially offset by Social Security payments and the monthly pension benefit payable upon retirement is based on final five years average compensation multiplied by 1.7% for each year of service up to a maximum of 60%. Benefits under the Supplemental Executive Retirement Plan are fully offset by Social Security benefits and by benefits paid under the Supplemental Retirement Plan. The monthly benefit payable upon retirement under this plan is equal to 4% of the average of a participant's highest three years of earnings for each year of credited service with the Company up to a maximum of 62%. Benefits listed in the table above do not reflect the Social Security or other offset. For purposes of benefits under these plans, Messrs. Cavanaugh, Davis and Goodnight each have more than 15 1/2 years of credited service and are thereby entitled to the maximum percentage allowable in the benefit formula under these plans. Mr. Harder has five years of credited service and Mr. Orser has three years of credited service.

                             EMPLOYMENT AGREEMENTS

    Messrs. Cavanaugh, Orser and Harder have entered into employment agreements with the Company. These agreements provide for base salary, bonuses, perquisites and participation in the various executive compensation plans offered to senior executives of the Company. Base salary increases and bonus amounts are determined by the Board of Directors' Committee on Organization and Compensation, as described in "Report of Board Committee on Organization and Compensation" below. None of the agreements provide a specific employment term, rather, they provide that employment is at the continued will of the parties. Termination and other key provisions of the agreements are discussed below.

    The agreement with Mr. Cavanaugh provides that upon termination or constructive termination of employment by the Company for any reason other than good cause, Mr. Cavanaugh will retain all vested benefits under the Company's established benefit programs, and will be entitled to the continuation of full base salary and health benefits for 24 months. Constructive termination is defined in the agreement with Mr. Cavanaugh as a change in the form of ownership of the Company or a change in the Chairman and Chief Executive Officer (or a material change in his responsibilities), and must be elected by Mr. Cavanaugh within one year of the occurrence of such a change. The agreement with Mr. Cavanaugh provides that if employment under the agreement is terminated by him for any reason other than death or disability, he shall retain all vested benefits but shall not be entitled to any form of salary or health benefit continuance. Pursuant to the terms of the agreement, Mr. Cavanaugh received 14 years of credited service in the Supplemental Executive Retirement Plan.

    The agreement with Mr. Orser provides that upon termination or constructive termination of employment by the Company for any reason other than good cause, Mr. Orser shall retain all benefit rights vested under the Company's established benefit programs. If Mr. Orser's employment is terminated after he has attained age 55 but before he attains age 60, the Company shall pay to him a retirement severance benefit of $153,912 per year (less benefits payable under the Supplemental Executive Retirement Plan) for the remainder of his life. Constructive termination is defined in the agreement with Mr. Orser as a change in the form of ownership of the Company or a change in the Chairman and Chief Executive Officer (or a material change in his responsibilities), and must be elected by Mr. Orser within one year of the occurrence of such a change. The agreement with Mr. Orser provides that if employment under the agreement is terminated by him for any reason other than death or disability, he shall retain all vested benefits but shall not be entitled to any form of salary or benefit continuance. Pursuant to the terms of the agreement, Mr. Orser received 9 years of credited service in the Deferred Compensation Plan for Key Management Employees.

    Under the terms of his employment agreement with the Company, Mr. Harder received 3 years of credited service in the Supplemental Executive Retirement Plan.

                   REPORT OF BOARD COMMITTEE ON ORGANIZATION
                                AND COMPENSATION

    The Company's executive compensation program is administered by the Committee on Organization and Compensation of the Board of Directors (the "Committee"). The five-member Committee is composed entirely of independent outside Directors who are not eligible to participate in any compensation program in which Company executives participate other than the 1997 Equity Incentive Plan.

COMPENSATION PRINCIPLES

COMPARISON GROUP

    The Company uses an independent executive benefits consulting firm to assist the Company in meeting its compensation objectives. Each year, this consulting firm provides the Committee with an analysis comparing overall compensation paid to the Company's executives with overall compensation paid to executives of a comparison group of electric utility companies. This comparison group consists of seven electric utility companies in the southeastern United States. While this comparison group is smaller than (i) the group of companies comprising the Standard & Poor's Utility (Electric Power Companies) Index, which is a published industry index shown in the performance graph on page 23; (ii) the group of companies utilized for performance comparisons in determining award eligibility under the Management Incentive Compensation Program and in determining whether certain performance measures are met under the 1997 Equity Incentive Plan, the Committee believes these seven electric utility companies are appropriate for overall compensation comparisons, because they are similar to the Company in size, electric facilities, and geographic location.

    The Company's executive compensation program consists of four major elements: base salary; other annual compensation opportunities; long-term compensation opportunities; and other benefit opportunities. The Committee's objective in administering this program is to structure, through a combination of these elements, an overall compensation package for executives which approximates in value the median level to third quartile of overall compensation paid to executives of the comparison group. Overall compensation paid to the Company's executives in 1997 met this objective.

STOCK OWNERSHIP GUIDELINES

    In an effort to more closely link the interests of the Company's management with those of its shareholders, in 1997, the Board of Directors adopted stock ownership guidelines, which are designed to ensure that the Company's management has a significant financial equity investment in the Company. Those guidelines require the Company's officers and department heads to own from 1 to 4 times their base salary in the form of Company stock within five years. (The specific multiplier applied to base salary depends upon the individual's position.) In addition to shares owned outright, the following are considered stock owned by executives and department heads for purposes of the guidelines: (1) stock held in any defined benefit, defined contribution, ESOP, or other stock-based plan;
(2) performance units or phantom stock ("derivative securities") deferred under an annual incentive plan; (3) performance units or phantom stock earned and deferred in any long-term incentive plan accounts; (4) restricted stock awards; and (5) stock held in a family trust or immediate family holdings.

SECTION 162(m)

    Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount a publicly held corporation may deduct for compensation over $1 million paid or accrued with respect to the Company's Chief Executive Officer and any of the other four most highly compensated officers. Certain performance-based compensation is, however, specifically exempt from the deduction limit. To qualify as exempt, compensation must be made pursuant to a plan that is (1) administered by a committee of outside directors, (2) based on achieving objective performance goals and (3) disclosed to and approved by the shareholders. The 1997 compensation disclosed in this proxy statement does not exceed the limit. As to future compensation, the Company does not have a policy that requires the Committee to qualify compensation awarded to executive officers for deductibility under Section 162(m) of the Code. The Committee does, however, consider the impact of Section 162(m) when determining executive compensation, and the 1997 Equity Incentive Plan is intended to minimize the effect of this provision. Although the Committee is not required to qualify executive compensation paid to Company executives for exemption from Section 162(m), it will continue to consider the effects of Section 162(m) when making compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

    Set forth below is a description of the major elements of the Company's executive compensation program and their relationship to corporate performance, as well as a summary of the actions taken by the Committee with respect to the compensation of the Chief Executive Officer.

BASE SALARY

    Executives of the Company receive a base salary determined by the Committee based upon the value of their position compared to competitively established salary ranges, their individual performance and overall corporate performance. The Committee does not utilize specific targets or a specific mathematical formula in determining base salaries. During 1997, the Committee in its discretion approved increases in the base salaries of the Chief Executive Officer and the named executives, as set forth in the Summary Compensation Table. These increases were based on each executive's level of responsibility in the Company, the median level of compensation for executives in the comparison group of utilities, the achievement of corporate goals, and individual merit performance as qualitatively determined by the Committee.

OTHER ANNUAL COMPENSATION OPPORTUNITIES

MANAGEMENT INCENTIVE COMPENSATION PROGRAM

    The Company sponsors a Management Incentive Compensation Program for its senior executives, department heads and selected key employees. In order for awards to be made under the program, a matching contribution must be earned by one or more groups of employees under the corporate incentive feature of the Company's Stock Purchase-Savings Plan, a tax qualified 401(k) plan. Incentive matching contributions are earned by participating employees if at least five out of ten annual corporate goals are met. (See the description of the Stock Purchase-Savings Plan under "Other Benefit Opportunities" below.) In the event an incentive matching contribution is earned, the Committee compares the Company's return on common equity and electric revenue per kWh for the most recent three-year period with those of a comparison group that is comprised of the major electric utility companies in the eastern United States with nuclear and fossil generation. This twenty-seven member comparison group is larger in number and more diverse in terms of size and geographic location than the comparison group utilized for overall compensation purposes. The Committee believes, however, that the additional size and diversity of this group is appropriate for comparisons based on corporate performance. This performance comparison group also differs from and is larger than the twenty-six member group comprising the Standard & Poor's Utility (Electric Power Companies) Index shown in the performance graph on page 23. Participants are eligible for an award under this program only if the Company's performance criteria surpass the median of the performance criteria of the comparison group.

    If participants at or above the department head level of the Company are eligible for awards, then the Committee in its discretion determines whether awards are to be made and, if so, in what amounts. If participants below the department head level of the Company are eligible for awards, then the Chief Executive Officer has sole and complete authority to approve such awards.

    Awards consist of both a corporate component and a noncorporate component. Award opportunities, expressed as a percentage of annual base salary earnings, are applicable to both components of an award. The corporate component of an award is based upon the overall performance of the Company. The noncorporate component of an award is based upon the level of attainment of business unit/group, departmental and individual performance measures. Those measures are evaluated in terms of three levels of performance--outstanding, target and threshold--each of which is related to a particular payout percentage. If earned, awards are either paid in cash in the succeeding year, or deferred to a later date, as elected by each individual participant. Deferred awards are recorded in the form of performance units. Each performance unit is generally equivalent to a share of the Company's Common Stock.

    The threshold requirements for award eligibility, as discussed above, were met and exceeded in 1997. At a meeting of the Committee on March 18, 1998, based on highly commendable performance, awards were made in the discretion of the Committee to the named executives including the Chief Executive Officer, as set forth in the Summary Compensation Table under the Bonus column.

LONG-TERM COMPENSATION OPPORTUNITIES

1997 EQUITY INCENTIVE PLAN

    The 1997 Equity Incentive Plan, which was approved by the Company's shareholders in 1997, allows the Committee to make various types of awards to officers, other key employees, and also Directors of the Company, its affiliates and subsidiaries. Selection of participants is within the sole discretion of the Committee. Thus, the number of persons eligible to participate in the Plan and the number of grantees may vary from year to year. The Plan was effective as of January 1, 1997, and will expire on January 1, 2007; provided, however, that all awards made prior to and outstanding on that date shall remain valid in accordance with their terms and conditions.

    The Equity Incentive Plan is a broad umbrella Plan that allows the Company to enter into Award Agreements with participants and adopt various individual Sub-Plans that will permit the grant of the following types of awards: nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares and other stock unit awards or stock-based forms of awards. The Plan sets forth certain minimum requirements for each type of award, with detailed provisions regarding awards to be set out either in Award Agreements or in the Sub-Plans adopted under the Plan. Subject to adjustment as provided in the Plan, the maximum aggregate number of shares that may be issued over the years pursuant to awards made under the Plan cannot exceed 5,000,000 shares of

Common Stock, which may be in any combination of options, restricted stock, performance shares, or any other right or option.

    Under the terms of the Plan, the Committee may grant awards in a manner that qualifies them for the performance-based exception to Section 162(m) of the Internal Revenue Code of 1986, as amended, or it may grant awards that do not qualify for the exemption.

PERFORMANCE SHARE SUB-PLAN

    Pursuant to the provisions of the 1997 Equity Incentive Plan, the Committee adopted the Performance Share Sub-Plan, which governs the issuance of performance share awards to Company officers and key employees, as selected by the Committee in its sole discretion. A "performance share" is a unit granted to a participant, the value of which is equal to the value of a share of the Company's Common Stock. The Committee may grant performance share awards which range from 20% to 75% of a participant's base salary, depending upon the participant's position and job value. (For purposes of the Sub-Plan, base salary is not reduced to reflect salary deferrals and does not include incentive compensation.) The number of performance shares awarded are recorded in a separate account for each participant, and are adjusted to reflect dividends, stock splits or other adjustments in the Company's Common Stock.

    The performance period for an award under the Sub-Plan is the three consecutive year period beginning in the year in which the award is granted. The sole performance measure under the Sub-Plan is Total Shareholder Return ("TSR"), which is defined in the Sub-Plan as the appreciation or depreciation in the value of stock (which is equal to the closing value of the stock on the last trading day of the relevant period minus the closing value of the stock on the last trading day of the preceding year) plus dividends declared during the relevant period divided by the closing value of the stock on the last trading day of the preceding year. Awards under the Sub-Plan vest on January 1 following the end of three-year performance period; provided, however, that the following methodology is used to determine each award vested under the Sub-Plan: 1) the TSR for the Company for each year during the performance period is determined;
2) those annual figures are averaged to determine the Company TSR; 3) the average TSR for all Peer Group utilities for each year during the performance period is determined (the Peer Group is comprised of the twenty-seven major electric utility companies in the eastern United States); 4) those figures are averaged to determine the Peer Group TSR; 5) the Peer Group TSR for the performance period is subtracted from the Company TSR for the performance period; 6) the difference between the Company TSR and the Peer Group TSR is used to determine the multiplier that will be used to calculate the number of vested performance shares in each participant's account. (Differences in TSR can range from a low of (2.0%) or less to a high of 5% or more, and correspond to multipliers of 0 to 200%); and 7) the multiplier is applied to the number of performance shares in the participant's performance share account to determine the actual number of vested performance shares in that account. The aggregate value of vested performance shares is equal to the number of vested performance shares in the participant's account multiplied by the closing price of the Company's Common Stock, as published in THE WALL STREET JOURNAL on the last trading day before payment of the award.

    Awards are paid in cash after expiration of the performance period. Payment can be made in either (i) lump sum on or about April 1 of the year immediately following the performance period or (ii) in accordance with an election to defer in 25% increments, made during the first year of the performance period. In the event of death, disability, normal retirement or a change-in-control of the Company, any award granted under the Sub-Plan immediately becomes vested. The aggregate value of the vested award is determined using a multiplier that is based on the difference between the Company TSR and the Peer

Group TSR over the portion of the performance period that was completed before the terminating event occurred.

    Prior to 1997, the Company sponsored a Long-Term Compensation Program; however, that Program was terminated upon the Shareholders' approval of the Company's 1997 Equity Incentive Plan. (All awards made and outstanding under the Long-Term Compensation Program prior to its termination remain valid in accordance with their terms and conditions.) Executives named in the Summary Compensation Table who were eligible to receive awards for 1996 under the Long-Term Compensation Program were instead granted performance shares under the Performance Share Sub-Plan of the 1997 Equity Incentive Plan.

OTHER BENEFIT OPPORTUNITIES

    The following additional benefit opportunities are also available to the Company's senior executives:

    - The Company sponsors a Deferred Compensation Plan for Key Management Employees which allows a participant to defer until retirement up to 15% of the participant's annual compensation for one or four years. All employees at or above the department head level are eligible to participate in the plan. Upon retirement, the participant receives monthly supplemental retirement payments over a 180-month period.

    - Pursuant to the Executive Deferred Compensation Plan, all or a portion of an executive's salary may be deferred. There was no deferral of compensation in 1997 under this plan.

    - To replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made but for (i) the deferral of salary under the Executive Deferred Compensation Plan and the Deferred Compensation Plan for Key Management Employees and (ii) compensation limitations under Section 415 of the Internal Revenue Code of 1986, as amended, senior executives and other employees are credited with performance units equal in value to shares of the Common Stock of the Company. These performance units do not represent an equity interest in the Company and convey no voting rights to their owners. However, additional units are credited from time to time to reflect the payment of dividends on the Company's Common Stock. Unless otherwise determined by the Board, at the time a participant is no longer a full-time employee of the Company, he or she will receive cash equal to the market value of a share of Common Stock times the number of performance units credited to the account of the participant. (The vesting rules that apply to the Company's contributions to the Stock Purchase-Savings Plan apply to these plans as well.)

    - The Company has implemented an executive split dollar life insurance program which consists of two separate plans. The first plan provides life insurance coverage approximately equal to three times salary for senior executives. The second plan provides additional life insurance coverage approximately equal to five times salary for those officers of the Company who are also members of the Board of Directors.

    - The Company also provides broad-based employee benefit plans in which senior executives participate. Under the Stock Purchase-Savings Plan, a salary reduction plan under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"), full-time highly compensated employees may invest up to 10% of earnings (up to a maximum of $9,500 in 1997) on a before-tax basis in the Company's Common Stock and other investment options. The Company makes a matching contribution of 50% of such investment (up to 3% of earnings) which is invested in Company Common Stock. Under an incentive feature, the Company's contribution may be increased by up to an additional 50% if certain corporate financial, operating, safety and customer satisfaction performance goals are met. The Company also sponsors the Supplemental Retirement Plan, a defined benefit plan which covers full-time employees who are at least twenty-one years old and have been employed for at least one year. The right to receive pension benefits under this plan is vested after five years. The monthly pension benefit payable upon retirement is based on final five years average compensation multiplied by 1.7% for each year of service up to a maximum of 60%, less projected age 65 Social Security benefits multiplied by 1.43% for each year of service up to a maximum of 50%.

    - The Restoration Retirement Plan is an unfunded retirement plan for a select group of management or highly compensated employees. The Plan "restores" the full benefit that would be provided under the Supplemental Retirement Plan but for certain Code limits imposed on the benefit levels of highly compensated employees. Generally, the benefit for participants is a monthly benefit payment equal to the difference between (i) a participant's accrued benefit under the Supplemental Retirement Plan without regard to the Internal Revenue Service compensation and benefit limits; and (ii) a participant's accrued benefit as calculated under the Supplemental Retirement Plan. The eligibility and vesting requirement for this Plan are the same as those for the Supplemental Retirement Plan.

    - The Supplemental Executive Retirement Plan provides a retirement benefit for eligible senior executives equal to 4% of the average of their highest three years of base salary and annual bonus for each year of credited service with the Company up to a maximum of 62%. Benefits under this plan are fully offset by Social Security benefits and by benefits paid under the Company's Supplemental Retirement Plan.

    - The Company's senior executives also receive certain perquisites and other personal benefits which in 1997 did not exceed the lesser of either $50,000 or 10% of the executive's salary and bonus. In addition, executives received gross-up payments in 1997 for related federal and state income tax obligations, as disclosed in the Summary Compensation Table on page 11.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Compensation in 1997 for the Chief Executive Officer was consistent with the compensation principles described above and reflected performance of the Company and the individual in 1997, as well as services in 1997. The determination of his compensation by the Committee was qualitative in nature and based on a variety of factors, including comparison group compensation data, attainment of various corporate goals, total shareholder return, financial and operating performance, individual performance and other factors. Specific mathematical weights were not assigned to these factors. Overall compensation in 1997 approximated in value the median level of overall compensation paid to chief executive officers in the comparison group.

    The Committee considered the significant progress the Company made in implementing its strategic plan in 1997. Specifically, the Committee considered the Company's progress in increasing shareholder value, aggressively lowering its costs, and increasing its sales. The Company also considered the fact that in 1997, the Company's market value reached $6 billion, thereby creating additional value for its shareholders. Additionally, the Committee considered the Company's operational performance, noting that in 1997, the Company achieved its fourth consecutive year of record-breaking nuclear generation, and its fossil units achieved their lowest forced outage rate in sixteen years. The Committee took into account the

Company's continuing efforts to diversify its business by expanding the array of energy services it offers. The Committee noted, also, the success of the Company in dealing with important regulatory issues at the state and federal levels. The Committee particularly noted the acquisition activities of the Company's technology-based energy services subsidiary and its telecommunications subsidiary, and the impact of those activities on the Company's efforts to position itself for succeeding in the changing regulatory environment. The Committee considered the fact that the leadership provided by Mr. Cavanaugh contributed significantly to the Company's success in achieving corporate goals, implementing strategic initiatives, achieving national leadership in the fields of nuclear power and electric utility operations, pursuing additional earnings opportunities in telecommunications and energy-management services, and supporting the economic growth and quality of life in the Company's service area.

                                      Committee on Organization and Compensation

                                      Charles W. Coker, Chairman
                                      Edwin B. Borden
                                      Robert L. Jones
                                      William O. McCoy
                                      J. Tylee Wilson

                               PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Utility (Electric Power Companies) Index.

                              [GRAPH APPEARS HERE]

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
           AMONG CAROLINA POWER & LIGHT COMPANY, S&P 500 STOCK INDEX
                AND S&P UTILITY (ELECTRIC POWER COMPANIES) INDEX

                                                                                 CAROLINA POWER &   S&P UTILITY    S&P 500
MEASUREMENT PERIOD                                                                 LIGHT COMPANY    -----------  -----------
(FISCAL YEAR COVERED)                                                              COMMON STOCK        INDEX        INDEX
-------------------------------------------------------------------------------  -----------------  -----------  -----------
Measurement PT-
 12/31/92                                                                            $     100       $     100    $     100
FYE 12/31/93                                                                         $     114       $     113    $     110
FYE 12/31/94                                                                         $     108       $      98    $     111
FYE 12/31/95                                                                         $     149       $     128    $     153
FYE 12/31/96                                                                         $     166       $     128    $     188
FYE 12/31/97                                                                         $     202       $     161    $     251

* $100 invested on December 31, 1992 in Stock or Index. Including reinvestment of dividends.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Deloitte & Touche LLP has been selected by the Board of Directors to serve as independent public accountants for the Company for the current year, having served in that capacity since 1930. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

    The Company's 1997 Annual Report, which includes financial statements for the fiscal years ended December 31, 1997 and 1996 together with related notes, audited statements of income and changes in financial position for the three most recent years and the report of Deloitte & Touche LLP, independent public accountants, was mailed to shareholders of record as of the close of business on March 6, 1998.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    The deadline by which shareholder proposals must be submitted for consideration at the 1999 Annual Meeting of Shareholders is November 30, 1998.

                                 OTHER BUSINESS

    The Board of Directors does not intend to bring any business before the meeting other than that stated in this Proxy Statement. The Board knows of no other matter to come before the meeting. If other matters are properly brought before the meeting, it is the intention of the Board of Directors that the persons named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment.

                                                                       [MAP]

MAP SHOWING THE LOCATION OF THE COMPANY'S 1998 ANNUAL SHAREHOLDERS' MEETING TO BE HELD AT THE GROVE PARK INN RESORT IN ASHEVILLE, NORTH CAROLINA APPEARS HERE.

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


-----------------------------------------------
       CAROLINA POWER & LIGHT COMPANY                              Directors Recommend Vote FOR
-----------------------------------------------                    ----------------------------

                                                        1.   ELECTION OF DIRECTORS AS SET FORTH IN    For All     With-    For All
                                                             THE PROXY STATEMENT.                     Nominees    hold      Except

                                                                             NOMINEES:                  / /        / /        / /
                                                                         W. CAVANAUGH III
                                                                             C. COKER
                                                                             W. ELISHA
                                                                              E. LEE


                                                             NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE,
                                                             MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S)
                                                             OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING
                                                             NOMINEE(S).


                                                        2.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
                                                             OTHER BUSINESS THAT IS PROPERLY BROUGHT BEFORE THE MEETING OR ANY
                                                             ADJOURNMENT THEREOF.


Please be sure to sign
 and date this Proxy.        Date                            Mark box at right if an address change or comment has been noted
-----------------------------------------------              on the reverse side of this card.                                / /


-----------------------------------------------
Shareholder sign here        Co-owner sign here

DETACH CARD                                                                                                            DETACH CARD



                        CAROLINA POWER & LIGHT COMPANY


Dear Shareholder,

Please take note of the important information enclosed with this Proxy Card. These issues relate to the management and operation of your Company and require your immediate attention and approval. Details are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on this Proxy Card to indicate how you would like your shares to be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 13, 1998.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Carolina Power & Light Company